EXHIBIT 10.34

MULTIPLE INDEBTEDNESS MORTGAGE,	STATE OF PENNSYLVANIA
ASSIGNMENT OF LEASES AND RENTS,	COUNTY OF DELAWARE
SECURITY AGREEMENT AND FIXTURE FILING

BY:	WINCUP HOLDINGS, INC.

IN FAVOR OF:	TENNENBAUM CAPITAL PARTNERS, LLC, IN ITS CAPACITY AS COLLATERAL AGENT

BE IT KNOWN, that on this 1st day of December, 2005;

BEFORE ME, the undersigned Notary Public, and in the presence of the undersigned competent witnesses;

PERSONALLY CAME AND APPEARED:

WINCUP HOLDINGS, INC. (TIN 86-0699193), a Delaware corporation appearing herein through Michael T. Kennedy, its President pursuant to a resolution by its Board of Directors a certified extract of which is attached hereto and made a part hereof, with a mailing address of c/o Radnor Holdings Corporation, Radnor Financial Center, 150 Radnor Chester Road, Building A, Suite 300, Radnor, PA 19087 (“Mortgagor”)

WHO DECLARED THAT:

WHEREAS, TENNENBAUM CAPITAL PARTNERS, LLC, having an address of 2951 28th Street, Suite 1000, Santa Monica, California 90405, in its capacity as collateral agent (together with its successors and assigns in such capacity, “Mortgagee”) accepts this Mortgage;

WHEREAS, the Lenders (as defined in the Credit Agreement (as defined below)) have extended, at the request of Radnor Holdings Corporation (the “Company”), $92,600,000 aggregate principal amount of Tranche A Loans (the “Tranche A Loans”) and $2,400,000 aggregate principal amount of Tranche B Loans (the “Tranche B Loans”)(the Tranche A Loans and the Tranche B Loans are collectively referred herein as, the “Loans”); the total aggregate principal amount of the Loans not exceeding ninety-five million dollars ($95,000,000) and which Loans are evidenced by the Tranche A Notes executed by the Company (the “Tranche A Notes”) and Tranche B Notes executed by the Company (the “Tranche B Notes”) pursuant to that certain Credit Agreement, of even date herewith (the “Credit Agreement”), between the Company, the Company’s subsidiaries that provide guarantees under the Credit Agreement (the “Guarantors”), the Lenders and Tennenbaum Capital Partners, LLC, as agent and collateral agent;

WHEREAS, the Company, the Guarantors, and Mortgagee, as collateral agent, have entered into that certain Tranche A Security Agreement (the “Tranche A Security Agreement”) dated as of the date hereof pursuant to which the Company and the Guarantors have granted a security interest in, and undertaken obligations with respect to, certain collateral and other property described therein;

WHEREAS, Mortgagor is the owner of fee simple title to certain tract of land located at 7501 East Trammel Drive, in the City of Shreveport, Caddo Parish, State of Louisiana, as more particularly described in Schedule “A” attached hereto and made a part hereof (the “Real Estate”);

WHEREAS, pursuant to the Credit Agreement, the Guarantors have unconditionally guaranteed the repayment of the indebtedness evidenced and represented by the Tranche A Notes, as well as the payment, performance, observance and discharge by the Company of all obligations, covenants, conditions and agreements made by the Company to, with, in favor of and for the benefit of Mortgagee or any of the Tranche A Lenders (as defined in the Credit Agreement) under the Credit Agreement and the Other Documents (as hereinafter defined);

WHEREAS, Mortgagee and the Tranche A Lenders, as a condition precedent to the transactions contemplated by the Credit Agreement, have required that Mortgagor execute and deliver this Mortgage in favor of Mortgagee; and

WHEREAS, Mortgagor is one of the Guarantors and Mortgagor will directly and substantially benefit from the transactions contemplated by the Credit Agreement.

GRANTING CLAUSES

NOW, THEREFORE, to secure to Mortgagee (i) the payment or performance and discharge of all sums due under this Mortgage; (ii) the payment or performance and discharge of all terms, conditions and covenants, including the Secured Obligations, set forth in the Credit Agreement and the Other Documents, other than the payment of principal, prepayment premium, if any, and interest on, the Tranche B Loans and the performance of the Guarantors with respect thereto; and (iii) the payment or performance and discharge of all other obligations or indebtedness of Mortgagor, the Company or the other Guarantors to Mortgagee or Tranche A Lenders of whatever kind or character and whenever borrowed or incurred under the Credit Agreement or the Other Documents, including without limitation, principal, prepayment premium, if any, and interest (as the same may vary in accordance with the terms of the Credit Agreement) on the Tranche A Loans (but excluding the payment of principal, prepayment premium, if any, and interest on, the Tranche B Loans), fees, late charges and expenses, including attorneys’ fees (subsections (i), (ii) and (iii) collectively, the “Liabilities”), Mortgagor has warranted, mortgaged, granted, conveyed, assigned, remised and released and by these presents DOES HEREBY WARRANT, MORTGAGE, GRANT, CONVEY, ASSIGN, REMISE

AND RELEASE TO MORTGAGEE, ITS SUCCESSORS AND ASSIGNS FOREVER, AND HEREBY GRANTS A CONTINUING SECURITY INTEREST TO MORTGAGEE IN all of Mortgagor’s right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the “Property”):

(A) The Real Estate;

(B) Any and all buildings and improvements now or hereafter erected on, under or over the Real Estate (the “Improvements”);

(C) Any and all fixtures, machinery, equipment and other articles of real, personal or mixed property, belonging to Mortgagor, at any time now or hereafter installed in, attached to or situated in or upon the Real Estate, or the Improvements, or used or intended to be used in connection with the Real Estate, or in the operation of the Improvements, plant, business or dwelling situate thereon, whether or not such real, personal or mixed property is or shall be affixed thereto, and all replacements, substitutions and proceeds of the foregoing (all of the foregoing herein called the “Service Equipment”), including without limitation: (i) all appliances, furniture and furnishings; all articles of interior decoration, floor, wall and window coverings; all office, restaurant, bar, kitchen and laundry fixtures, utensils, appliances and equipment; all supplies, tools and accessories; all storm and screen windows, shutters, doors, decorations, awnings, shades, blinds, signs, trees, shrubbery and other plantings; (ii) all building service fixtures, machinery and equipment of any kind whatsoever; all lighting, heating, ventilating, air conditioning, refrigerating, sprinkling, plumbing, security, irrigating, cleaning, incinerating, waste disposal, communications, alarm, fire prevention and extinguishing systems, fixtures, apparatus, machinery and equipment; all elevators, escalators, lifts, cranes, hoists and platforms; all pipes, conduits, pumps, boilers, tanks, motors, engines, furnaces and compressors; all dynamos, transformers and generators; (iii) all building materials, building machinery and building equipment delivered on site to the Real Estate during the course of, or in connection with any construction or repair or renovation of the Improvements; (iv) all parts, fittings, accessories, accessions, substitutions and replacements therefor and thereof; and (v) all files, books, ledgers, reports and records relating to any of the foregoing;

(D) Any and all leases, subleases, tenancies, licenses, occupancy agreements or agreements to lease all or any portion of the Real Estate, Improvements, Service Equipment or all or any other portion of the Property and all extensions, renewals, amendments, modifications and replacements thereof, and any options, rights of first refusal or guarantees relating thereto (collectively, the “Leases”); all rents, income, receipts, revenues, security deposits, escrow accounts, reserves, issues, profits, awards and payments of any kind payable under the Leases or otherwise arising from the Real Estate, Improvements, Service Equipment or all or any other portion of the Property including, without limitation, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents (collectively, the “Rents”); all of the following personal property to the extent assignable (collectively referred to as the “Contracts”): all accounts, general intangibles and contract rights (including any right to payment thereunder, whether or not earned by performance) of any nature relating to the Real Estate, Improvements, Service Equipment or all or any other portion of the Property or the use, occupancy, maintenance, construction, repair or operation thereof; all management agreements, franchise agreements, utility agreements and deposits, building service contracts, maintenance contracts, construction contracts and architect’s agreements; all maps, plans, surveys and specifications; all warranties and guaranties; all permits, licenses and approvals; and all insurance policies, books of account and other documents, of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale or operation of the Real Estate, Improvements, Service Equipment or all or any other portion of the Property;

(E) Any and all estates, rights, tenements, hereditaments, privileges, easements, reversions, remainders and appurtenances of any kind benefiting or appurtenant to the Real Estate, Improvements or all or any other portion of the Property; all means of access to and from the Real Estate, Improvements or all or any other portion of the Property, whether public or private; all streets, alleys, passages, ways, water courses, water and mineral rights relating to the Real Estate, Improvements or all or any other portion of the Property; all rights of Mortgagor as declarant or unit owner under any declaration of condominium or association applicable to the Real Estate, Improvements or all or any other portion of the Property including, without limitation, all development rights and special declarant rights; and all other claims or demands of Mortgagor, either at law or in equity, in possession or expectancy of, in, or to the Real Estate, Improvements or all or any other portion of the Property (all of the foregoing described in this subsection E herein called the “Appurtenances”); and

(F) Any and all “proceeds” of any of the above-described Real Estate, Improvements, Service Equipment, Leases, Rents, Contracts and Appurtenances, which term “proceeds” shall have the meaning given to it in the Uniform Commercial Code, as amended, (the “Code”) of the State in which the Real Estate is located (collectively, the “Proceeds”) and shall additionally include whatever is received upon the use, lease, sale, exchange, transfer, collection or other utilization or any disposition or conversion of any of the Real Estate, Improvements, Service Equipment, Leases, Rents, Contracts and Appurtenances, voluntary or involuntary, whether cash or non-cash, including, subject to the terms of this Mortgage, proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and inventory, together with all property added to or substituted for any of the foregoing and all interest, dividends, income, fruits, returns, accession, profits, corporate distributions, including, without limitation, stock splits and stock dividends, products and proceeds of any of the foregoing.

TO HAVE AND TO HOLD the above granted and conveyed Property unto and to the proper use and benefit of Mortgagee, its successors and assigns, forever, hereby expressly waiving and releasing any and all right, benefit, privilege, advantage or exemption under and by virtue of any and all statutes and laws of the State or other jurisdiction in which the Property is located providing for the exemption of homesteads from sale on execution or otherwise.

PROVIDED ALWAYS, and these presents are upon the express condition, that if (i) all the Liabilities are paid and performed in full, and (ii) each and every representation, warranty, agreement and covenant of this Mortgage and the Credit Agreement and the Other Documents is complied with and abided by, then this Mortgage and the estate hereby created shall cease and be null and void and Mortgagee shall release the lien of this Mortgage at the request and at the sole cost and expense of Mortgagor. Mortgagor shall pay Mortgagee’s out-of-pocket costs incurred in connection with such release.

All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Tranche A Security Agreement. To the extent of any inconsistency between the terms hereof and the terms of the Tranche A Security Agreement, the terms of the Tranche A Security Agreement shall control, except that with respect to the remedies of a mortgagee under the law of the State of Louisiana, the terms of this Mortgage shall govern; provided, however, that Mortgagor and Mortgagee expressly agree that no conflict shall be deemed to exist where one document imposes a stricter obligation than another, so long as compliance with the stricter obligation does not make compliance with the less strict obligation impossible. This Mortgage, the Tranche A Security Agreement, the other Collateral Documents (as defined in the Credit Agreement) and any other instrument given to evidence or further secure the payment and performance of any of the Liabilities are sometimes hereinafter collectively referred to as the “Other Documents”.

The present principal amount of the Liabilities secured hereby is $92,600,000; the maximum principal amount, including present and future Liabilities, which may be secured hereby at any one time is $190,000,000, plus interest, plus prepayment premium, if any, plus any disbursements and taxes and insurance on the Property and any other sums advanced in accordance with the terms hereof or the Credit Agreement or any of the Other Documents to protect the security of this Mortgage, the Credit Agreement or any of the Other Documents, plus interest on such disbursements and advances at the rates set forth in the Credit Agreement (the “Secured Amount”). Notwithstanding any other provision of this Mortgage, the maximum amount of the Secured Amount secured hereby shall be limited to $190,000,000.00. For purposes of this Mortgage, so long as the aggregate principal balance of the Liabilities outstanding equals or exceeds the Secured Amount, the amount of the Liabilities secured by this Mortgage shall at all times equal only the Secured Amount. The Secured Amount shall be reduced only by the last and final sums that are repaid with respect to the Liabilities so as to make the aggregate principal balance of the Liabilities equal to an amount less than the Secured Amount, and shall not be reduced by any intervening repayments of the Liabilities. The parties acknowledge and agree that this Mortgage does not secure the

Tranche B Loans as evidenced by the Tranche B Notes or the obligations of the Guarantors under the Credit Agreement with respect to the Tranche B Loans.

AND Mortgagor covenants and agrees with and represents to Mortgagee as follows:

1. FUTURE ADVANCES; PROTECTION OF PROPERTY; DURATION OF MORTGAGE.

1.1. Future Advances. This Mortgage has been executed by Mortgagor, pursuant to Article 3298 of the Louisiana Civil Code for the purpose of securing the obligations of Mortgagor, the Company or the other Guarantors that may be existing and/or that may arise in the future as provided herein, with the preference and priorities provided under applicable Louisiana laws. This Mortgage shall secure any additional loans as well as any and all present or future advances and re-advances under the Credit Agreement or any other Liabilities made by Mortgagee or any Tranche A Lender to or for the benefit of Mortgagor, the Company, the other Guarantors or the Property, including, without limitation: (a) principal, interest, late charges, fees and other amounts due under the Credit Agreement, the Other Documents or this Mortgage; (b) all advances by Mortgagee to Mortgagor or any other person to pay costs of erection, construction, alteration, repair, restoration, maintenance and completion of any Improvements; (c) all advances made or costs incurred by Mortgagee for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs, and costs incurred by Mortgagee for the enforcement and protection of the Property or the lien of this Mortgage; and (d) all legal fees, costs and other expenses incurred by Mortgagee by reason of any default or otherwise in connection with the Liabilities.

1.2. Protection of Property. Mortgagor agrees that if, at any time during the term of this Mortgage or following a foreclosure hereof (whether before or after the entry of a judgment of foreclosure), Mortgagor fails to perform or observe any covenant or obligation under this Mortgage including, without limitation, payment of any of the foregoing, Mortgagee may (but shall not be obligated to) take such steps as are reasonably necessary to remedy any such nonperformance or nonobservance and provide payment thereof. All amounts advanced by Mortgagee shall be added to the amount secured by this Mortgage (and, if advanced after the entry of a judgment of foreclosure, by such judgment of foreclosure), and shall be due and payable on demand, together with interest at the rate borne by the Tranche A Loans, such interest to be calculated from the date of such advance to the date of repayment thereof.

1.3. Duration of Mortgage. This Mortgage will remain in effect until: (a) all of the Secured Amount is fully paid and satisfied and there is no agreement or commitment to advance any additional Liabilities and (b) Mortgagor cancels this Mortgage by filing a written cancellation instrument signed by Mortgagee. When all of the Secured Amount is fully paid and satisfied and there is no agreement or commitment to advance any additional Liabilities Mortgagor may request Mortgagee to sign such a written cancellation instrument by writing Mortgagee at the above address or at such other address as Mortgagee may advise. Mortgagee may delay providing Mortgagor with such a mortgage cancellation instrument for a period following receipt of Mortgagor’s written request, or such longer time as may be necessary for Mortgagee to verify that all conditions precedent for mortgage cancellation have been satisfied.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS.

2.1. Payment and Performance. Mortgagor shall (a) pay to Mortgagee all sums required to be paid by Mortgagor under the Credit Agreement and the Other Documents, in accordance with their stated terms and conditions; (b) perform and comply with all terms, conditions and covenants set forth in the Credit Agreement and each of the Other Documents by which Mortgagor is bound; and (c) perform and comply with all of Mortgagor’s obligations and duties as landlord under any Leases.

2.2. Seisin and Warranty. Mortgagor hereby warrants that (a) Mortgagor is seized of an indefeasible estate in fee simple in, and warrants the title to, the Real Estate and the Improvements subject only to those exceptions more particularly described in the title pro forma file number 445808COM issued by Commonwealth Land Title Insurance Company and accepted by Mortgagee in connection with this transaction (the “Permitted Exceptions”); (b) Mortgagor has the right, full power and lawful authority to warrant, mortgage, grant, convey, assign, remise and release the same to Mortgagee in the manner and form set forth herein; and (c) this Mortgage is a valid and enforceable first lien on the Property. Mortgagor hereby covenants that Mortgagor shall (a) preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same, subject to the Permitted Exceptions, to Mortgagee against all lawful claims whatsoever; and (b) execute, acknowledge and deliver all such further documents or assurances as may at any time hereafter be required by Mortgagee to protect fully the lien of this Mortgage.

2.3. Insurance.

(a) Mortgagor shall obtain and maintain at all times throughout the term of this Mortgage the following insurance: (i) insurance in accordance with the terms of the Credit Agreement; (ii) “All-Risk” fire and extended coverage hazard insurance (non-reporting Commercial Property Policy with Special Cause of Loss form) covering the Property in an aggregate amount not less than 100% of the agreed upon full insurable replacement value of the tangible Property, including coverage for loss of rents or business interruption and excluding roads, foundations, parking areas, walkways and like improvements to the extent customarily excluded from policies being issued by insurers of similarly situated properties; (iii) during the course of any construction, reconstruction, remodeling or repair of any Improvements, builders’ all-risk extended coverage insurance (non-reporting Completed Value with Special Cause of Loss form) in amounts based upon the completed replacement value of the Improvements (excluding roads, foundations, parking areas, paths, walkways and like improvements) and endorsed to provide that occupancy by any person shall not void such coverage; and (iv) if the Improvements are required to be insured pursuant to the National Flood Insurance Reform Act of 1994, and the regulations promulgated thereunder, flood insurance in an amount at least equal to the lesser of the agreed upon full insurable replacement value of the Improvements or the maximum limit of coverage available.

(b) Each insurance policy required under this Section shall: (i) be written by an insurance company authorized or licensed to do business in the state within which the Real Estate is located having an Alfred M. Best Company, Inc. rating of “A-” or higher and a financial size category of not less than IX; (ii) be for terms of a least one year, with premium prepaid; (iii) be subject to the reasonable approval of Mortgagee as to insurance companies, amounts, content, forms of policies and expiration dates; and (iv) name Mortgagee, its successors and assigns: (1) as an additional insured under all liability insurance policies, and (2) as the first mortgagee, under a standard non-contributory mortgagee clause, on all property insurance policies and all loss of rents or loss of business income insurance policies.

(c) Mortgagor further agrees that each insurance policy: (i) shall provide at least thirty (30) days’ prior written notice to Mortgagee prior to any policy reduction or cancellation for any reason; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Mortgagee in accordance with the terms of such policy notwithstanding any act or negligence of

Mortgagor which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of setoff, counterclaim, deduction or subrogation against Mortgagor; and (iv) shall exclude Mortgagee from the operation of any coinsurance clause.

(d) On or before the date hereof, Mortgagor will deliver to Mortgagee certificates of insurance reasonably satisfactory to Mortgagee evidencing the existence of all insurance required to be maintained by Mortgagor hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through the December 31 falling at least six months after the date hereof, subject only to the payment of premiums as they become due, together with an Officers Certificate stating that such insurance complies with the provisions hereof. At least thirty (30) days prior to the expiration of any insurance policy, Mortgagor shall furnish evidence satisfactory to Mortgagee that such policy has been renewed or replaced or is no longer required. Nothing in this Section 2.3 shall be deemed to limit in any respect the obligations of the Mortgagor under any applicable provision of the Tranche A Security Agreement.

2.4. Transfer of Title. Except as expressly provided in the Credit Agreement, without the prior written consent of Mortgagee in each instance, Mortgagor shall not cause or permit any transfer of the Property or any part thereof, whether voluntarily, involuntarily (other than by reason of condemnation) or by operation of law, nor shall Mortgagor enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Property. A “transfer” of the Property includes: (a) the direct or indirect sale, transfer or conveyance of the Property or any portion thereof or interest therein; (b) the execution of an installment sale contract or similar instrument affecting all or any portion of the Property; (c) if Mortgagor, or any general partner or member of Mortgagor, is a corporation, partnership, limited liability company or other business entity, the transfer (whether in one transaction or a series of transactions) of any stock, partnership, limited liability company or other ownership interests in such corporation, partnership, limited liability company or entity other than the transfer of any such interest between or among the members of Mortgagor, or to the estate of its current owner, upon the death of such owner; (d) if Mortgagor, or any general partner or member of Mortgagor, is a corporation, the creation or issuance of new stock by which an aggregate of more than 10% of such corporation’s stock shall be vested in a party or parties who are not now stockholders; and (e) an agreement by Mortgagor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any Leases.

2.5. No Encumbrances. Except as permitted in the Credit Agreement and for the Permitted Exceptions, Mortgagor shall not create or permit to exist any mortgage, pledge, lien, security interest (including, without limitation, a purchase money security interest), encumbrance, attachment, levy, distraint or other judicial process on or against the Property or any part thereof (including, without limitation, fixtures and other personalty), whether superior or inferior to the lien of this Mortgage.

2.6. Removal of Fixtures. Except as permitted in the Credit Agreement or the Tranche A Security Agreement, Mortgagor shall not remove or permit to be removed from the Real Estate any fixtures presently or in the future owned by Mortgagor as the term “fixtures” is defined by the law of the state where the Property is located (unless such fixtures have been replaced with similar fixtures of equal or greater utility and value).

2.7. Compliance with Applicable Laws. Mortgagor agrees to observe, conform and comply, and to cause its tenants to observe, conform and comply in all material respects with all applicable federal, state, county, municipal and other governmental or quasi-governmental laws, rules, regulations, ordinances, codes, requirements, covenants, conditions, orders, licenses, permits, approvals and restrictions, including without limitation, Environmental Laws (as defined below) and the Americans with Disabilities Act of 1990 (collectively, the “Legal Requirements”), now or hereafter affecting all or any part of the Property, its occupancy or the business or operations now or hereafter conducted thereon and the personalty contained therein, within such time as required by such Legal Requirements to the extent the non-observance, non-conformance or non-compliance with the Legal Requirements could have a Material Adverse Effect. Mortgagor represents and warrants that the Property currently is in compliance in all material respects with all Legal Requirements applicable to the Property.

2.8. Damage, Destruction and Condemnation.

(a) If all or any part of the Property shall be damaged or destroyed, or if title to or the temporary use of the whole or any part of the Property shall be taken or condemned by a competent authority for any public or quasi-public use or purpose, subject to the terms of the Credit Agreement, there shall be no abatement or reduction in the amounts payable by Mortgagor under the Credit Agreement and Mortgagor shall continue to be obligated to make such payments.

(b) If all or any part of the Property is partially or totally damaged or destroyed, Mortgagor shall give prompt notice thereof to Mortgagee, and Mortgagee may make proof of loss if not made promptly by Mortgagor. Mortgagor hereby authorizes and directs any affected insurance company to make payment in excess of $500,000 under such insurance, including return of unearned premiums, to Mortgagee instead of to Mortgagor and Mortgagee jointly, and Mortgagor appoints Mortgagee as Mortgagor’s attorney-in-fact to endorse any draft thereof, which appointment, being for security, is coupled with an interest and irrevocable. Mortgagee is hereby authorized and empowered by Mortgagor to settle, adjust or compromise, any claim for loss, damage or destruction to the Property if Mortgagor does not promptly settle, adjust or compromise such claim. Mortgagor shall pay all costs of collection of insurance proceeds payable on account of such damage or destruction. Mortgagor shall have no claim against the insurance proceeds, or be entitled to any portion thereof, and all rights to the insurance proceeds are hereby assigned to Mortgagee as security for payment of the Liabilities. Mortgagee and Mortgagor shall pay or apply all or any part of the insurance proceeds in accordance with the terms of the Credit Agreement.

(c) Promptly upon obtaining knowledge of the institution of any proceeding for the condemnation of all or any part of the Property, Mortgagor shall give notice to Mortgagee. Mortgagor shall, at its sole cost and expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts, and shall cooperate with it in the defense of any such proceeding. Mortgagee may participate in any such proceeding and Mortgagor shall from time to time deliver to Mortgagee all instruments requested by it to permit such participation. Mortgagor shall not, without Mortgagee’s prior written consent in accordance with the Credit Agreement, enter into any agreement (i) for the taking or conveyance in lieu thereof of all or any part of the Property, or (ii) to compromise, settle or adjust any such proceeding. All awards and proceeds of condemnation in excess of $500,000 are hereby assigned to Mortgagee, and Mortgagor, upon request by Mortgagee, agrees to make, execute and deliver any additional assignments or documents necessary from time to time to enable Mortgagee to collect the same. Such awards and proceeds shall be paid or applied by Mortgagee and Mortgagor, in accordance with the applicable provisions of the Credit Agreement.

(d) Nothing herein shall relieve Mortgagor of its duty to repair, restore, rebuild or replace the Property following damage or destruction or partial condemnation if no or inadequate insurance proceeds or condemnation awards are available to defray the cost of repair, restoration, rebuilding or replacement.

(e) Nothing in this Section 2.8 shall be deemed to limit in any respect the obligations of the Mortgagor under any applicable provision of the Credit Agreement or Other Collateral Documents. In the event of any conflict between the terms of this Section 2.8 and the terms of the Credit Agreement, the term of the Credit Agreement shall apply.

2.9. Required Notices. Mortgagor shall notify Mortgagee within five (5) days of: (a) receipt of any notice from any governmental or quasi-governmental authority relating to the structure, use or occupancy of the Property or alleging a violation of any Legal Requirement; (b) a substantial change in the occupancy or use of all or any part of the Property; (c) receipt of any default notice from the holder of any lien or security interest in all or any part of the Property; (d) commencement of any litigation that could have a Material Adverse Effect; (e) a pending or threatened condemnation of all or any part of the Property; (f) a fire or other casualty causing damage in excess of $10,000 to all or any part of the Property; (g) receipt of any notice with regard to any Release of Hazardous Substances (as such terms are defined below) or any other environmental matter which could have a Material Adverse Effect; (h) receipt of any request for information, demand letter or notification of potential liability from any entity relating to potential responsibility for investigation or clean-up of Hazardous Substances on the Property or at any other site owned or operated by Mortgagor; (i) receipt of any notice from any tenant of all or any part of the Property alleging a default, failure to perform or any right to terminate its lease or to set-off rents; or (j) receipt of any notice of the imposition of, or of threatened or actual execution on, any lien on or security interest in all or any part of the Property.

3. SECURITY AGREEMENT; COLLATERAL ASSIGNMENT AND PLEDGE OF RIGHTS AS ADDITIONAL SECURITY.

3.1. This Mortgage constitutes a financing statement filed as a fixture filing with the Clerk of Court of Caddo Parrish, Louisiana (the “Official Records”) in which the Real Estate is situated with respect to any and all fixtures included within the term “Property” as used herein, and with respect to any goods or other personal property that may now be or hereafter become such fixtures. For purposes of such financing statement, Mortgagor is the “debtor” and Mortgagee is the “secured party”, and their respective mailing addresses are those set out in this Mortgage. Mortgagor hereby grants to Mortgagee a security interest in the personal and other property (other than real property) included in the Property, and all replacements of, substitutions for, and additions to, such property, and the proceeds thereof. Mortgagor shall, at Mortgagor’s own expense, execute, deliver, file and re-file any financing or continuation statements or other security agreements Mortgagee may reasonably require from time to time to perfect, confirm or maintain the lien of this Mortgage with respect to such property. A photocopy of an executed financing statement shall be effective as an original. Without limiting the foregoing, if Mortgagor fails to execute, deliver and file such instruments within ten (10) days after written demand by Mortgagee, Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file such instruments for or on behalf of Mortgagor at Mortgagor’s expense, which appointment, being for security, is coupled with an interest and shall be irrevocable.

3.2. As additional collateral security for the prompt and punctual payment and satisfaction of any and all present and future Liabilities and Secured Amount as may be outstanding from time to time, at any one or more times shall not exceed $190,000,000.00 plus all advances that Mortgagee may make on Mortgagor’s behalf pursuant to this Mortgage, the Credit Agreement or any Other Documents, Mortgagor hereby assigns, pledges and grants Mortgagee a continuing security interest in and to the following rights (the “Rights”):

(a) Proceeds. Any and all proceeds derived or to be derived from the sale, transfer, conveyance, insurance loss, damage, destruction, condemnation, expropriation, or other taking of the

Property or other proceeds, and any unearned insurance premiums relating thereto, including the rights of Mortgagor to receive such proceeds directly from the obligor or obligors therefor, and to further enforce any rights that Mortgagor may have to collect such proceeds, including without limitation, Mortgagor’s rights to commence an appropriate collection or enforcement action or actions incident thereto.

(b) Leases, Rents and Profits. Any and all present and future leases or subleases affecting the Property, and all rents, income, and profits there from, including without limitation, any and all rents, income, profits, bonuses, revenues, royalties, cash or security deposits, advance rentals and other payments, and further including Mortgagor’s rights to enforce all present and future leases or subleases and to receive and enforce any rights that Mortgagor might have to collect rental and all other payments.

(c) Deposits. Any and all present and future deposits or other security or advance payments, including rental payments, made by or on behalf of Mortgagor to others, with respect to (a) utility service regarding the mortgaged Property, (b) cleaning, maintenance, repair, or similar services regarding the Property, (c) refuse removal or sewer service regarding the Property, (d) rentals of equipment, if any, used in the operation by or on behalf of Mortgagor regarding the Property, and/or (e) parking or similar services or rights regarding the Property.

(d) Options. Any and all present and future options to sell or to lease the Property, or any interests therein.

(e) Contract Rights. To the extent assignable and/or transferable, any and all of Mortgagor’s present and future contract rights, instruments, documents, and general intangibles necessary for use or useful in connection with the ownership and operation of all or any part of the Property, whether now existing or hereafter created, or otherwise acquired by Mortgagor, and all liens, security interests, guaranties, remedies, privileges and other rights pertaining thereto, and all rights and remedies of any kind forming the subject matter thereof.

4. ASSIGNMENT OF LEASES AND RENTS.

4.1. Mortgagor hereby absolutely, presently and unconditionally conveys, transfers and assigns to Mortgagee all of Mortgagor’s right, title and interest, now existing or hereafter arising, in and to the Leases and Rents. Notwithstanding that this assignment is effective immediately, so long as no Event of Default exists, Mortgagor shall have the privilege under a revocable license granted hereby to operate and manage the Property and to collect, as they become due, but not prior to accrual, the Rents. Mortgagor shall receive and hold such Rents in trust as a fund to be applied, and Mortgagor hereby covenants and agrees that such Rents shall be so applied, first to the operation, maintenance and repair of the Property and the payment of interest, principal and other sums becoming due under the Liabilities, before retaining and/or disbursing any part of the Rents for any other purpose. The license herein granted to Mortgagor shall automatically, without notice or any other action by Mortgagee, terminate upon the occurrence of an Event of Default, and all Rents subsequently collected or received by Mortgagor shall be held in trust by Mortgagor for the sole and exclusive benefit of Mortgagee. Nothing contained in this Section 4.1, and no collection by Mortgagee of Rents, shall be construed as imposing on Mortgagee any of the obligations of the lessor under the Leases. Mortgagee shall have no legal or contractual responsibility for the condition of the Property, for any obligation to perform Leases or for any dangerous or defective condition of the Property. Mortgagor indemnifies and shall defend Mortgagee and its agents, employees, successors, and assigns (the “Indemnified Parties”) and to hold them harmless from any cost, expense, liability, loss or damage, including, without limitation, reasonable attorneys’ fees, which may or might be incurred by them by reason of the assignment of and security interest in the Rents and Leases; provided the foregoing indemnity shall not apply to any act or omission after Mortgagee has taken possession of or become the owner of the Property. The obligation set forth herein to indemnify, defend, and hold the Indemnified Parties harmless shall be secured by this Mortgage.

4.2. Mortgagor shall timely perform all of its obligations under the Leases. Mortgagor represents and warrants that: (a) Mortgagor has title to and full right to assign presently, absolutely and unconditionally the Leases and Rents; (b) no other assignment of any interest in any of the Leases or Rents has been made; (c) there are no leases or agreements to lease all or any portion of the Property now in effect except the Leases, true and complete copies of which have been furnished to Mortgagee, and no written or oral modifications have been made thereto; (d) there is no existing default by Mortgagor or by any tenant under any of the Leases, nor has any event occurred which due to the passage of time, the giving or failure to give notice, or both, would constitute a default under any of the Leases and, to the best of Mortgagor’s knowledge, no tenant has any defenses, set-offs or counterclaims against Mortgagor; (e) the Leases are in full force and effect; and (f) Mortgagor has not accepted Rent under any Lease more than thirty (30) days in advance of its accrual, and payment thereof has not otherwise been forgiven, discounted or compromised.

5. DECLARATION OF NO OFFSET. Mortgagor represents to Mortgagee that Mortgagor has no knowledge of any offsets, counterclaims or defenses to the Liabilities either at law or in equity. Mortgagor shall, within ten (10) days after written request, furnish to Mortgagee or Mortgagee’s designee a written statement in form reasonably satisfactory to Mortgagee stating the amount due under the Liabilities and whether, to Mortgagor’s knowledge, there are offsets or defenses against the same, and if so, the nature and extent thereof.

6. ENVIRONMENTAL MATTERS.

6.1. Definitions. As used herein, “Environmental Laws” shall mean all applicable existing or future federal, state and local statutes, ordinances, regulations, rules, executive orders, standards and requirements, including the requirements imposed by common law, concerning or relating to industrial hygiene and the protection of health and the environment including but not limited to: (a) those relating to the generation, manufacture, storage, transportation, disposal, release, emission or discharge of Hazardous Substances (as hereinafter defined); (b) those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property; and (c) those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about the Property. Any terms mentioned herein which are defined in any Environmental Law shall have the meanings ascribed to such terms in said laws; provided, however, that if any of such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

6.2. Representations, Warranties and Covenants. Except as disclosed in that certain Phase I Environmental Site Assessment Update dated February 18, 2003 prepared by URS Corporation (a copy of which has been provided by Mortgagor to Mortgagee), Mortgagor represents, warrants, covenants and agrees as follows:

(a) To Mortgagor’s knowledge, neither Mortgagor nor the Property or any occupant thereof is in material violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority pertaining to any Environmental Law. Mortgagor shall not cause or permit the Property to be in violation in any material respect of, or do anything which would subject the Property to any remedial obligations under, any Environmental Law, and shall promptly notify

Mortgagee in writing of any existing, pending or threatened investigation or inquiry of which Mortgagor has knowledge by any governmental authority in connection with any Environmental Law. In addition, Mortgagor shall provide Mortgagee with copies of any and all material written communications with any governmental authority in connection with any violation of any Environmental Law, concurrently with Mortgagor’s giving or promptly after Mortgagor’s receiving of same.

(b) To Mortgagor’s knowledge, no material release, spill, discharge, leak, disposal or emission (individually a “Release” and collectively, “Releases”) of a Hazardous Material (as defined in the Credit Agreement), including gasoline, petroleum products, explosives, toxic substances, solid wastes and radioactive materials in any material amount (collectively, “Hazardous Substances”) has occurred, nor are there any visible signs of, any Release(s) at, upon, under or within the Property. During the term of this Mortgage, to the extent required by any Environmental Laws, Mortgagor shall remove or remediate any Release at the Property promptly upon discovery at its sole cost and expense.

(c) To Mortgagor’s knowledge, the Property has never been used by the previous owners and/or operators nor has it or will it be used by Mortgagor during the term of this Mortgage to refine, produce, store, handle, transfer, process, transport, generate, manufacture, heat, treat, recycle or dispose of Hazardous Substances, except for such quantities as are handled in accordance with applicable manufacturers’ instructions and Environmental Laws and in proper storage containers as are necessary for the operation of the commercial business of Mortgagor or its tenants (“Permitted Substances”).

(d) The Property: (i) is being and has been operated by Mortgagor in compliance in all material respects with all Environmental Laws, and all permits required thereunder have been obtained and complied with in all material respects; and (ii) does not have any Hazardous Substances present excepting Permitted Substances.

(e) Mortgagor will, and will cause its tenants to, operate the Property in material compliance with all Environmental Laws and, other than Permitted Substances, will not place or permit to be placed any Hazardous Substances on the Property.

(f) During Mortgagor’s period of ownership of the Real Estate, and to Mortgagor’s knowledge prior thereto, no lien has been attached to or threatened to be imposed upon the Property, and, to Mortgagor’s knowledge, there is no basis for the imposition of any such lien based on any governmental action under Environmental Laws. In the event that any environmental lien is filed against the Property, Mortgagor shall, within thirty (30) days from the date that Mortgagor is given notice of such lien (or within such shorter period of time as is appropriate in the event that steps have commenced to have the Property sold), either: (i) pay the claim and remove the lien from the Property; or (ii) furnish a cash deposit, bond or other security reasonably satisfactory in form and substance to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

6.3. Right to Inspect and Cure. To the extent provided in the Tranche A Security Agreement, Mortgagee shall have the right to conduct or have conducted by its agents or contractors such environmental inspections, audits and tests as Mortgagee shall deem necessary or advisable from time to time at the sole cost and expense of Mortgagor.

Nothing in this Article 6 shall be deemed to limit in any respect the obligations of the Mortgagor under any applicable provision of the Tranche A Security Agreement.

7. INTENTIONALLY DELETED

8. REMEDIES. If an Event of Default (as defined in the Credit Agreement) shall have occurred, Mortgagee may take any of the following actions:

8.1. Acceleration. Mortgagee may exercise all rights and remedies under the Credit Agreement.

8.2. Possession. Mortgagee may enter upon and take possession of the Property, with or without legal action, lease the Property, collect therefrom all rentals and, after deducting all out-of-pocket costs of collection and administration expense, apply the net rentals to any one or more of the following items in such manner and in such order of priority as Mortgagee, in Mortgagee’s sole discretion, may elect: the payment of any sums due under any prior lien, taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges, to the maintenance, repair or restoration of the Property, or on account of the Liabilities. Mortgagee is given full authority to do any act which Mortgagor could do in connection with the management and operation of the Property. This covenant is effective either with or without any action brought to foreclose this Mortgage and without applying for a receiver of such rents. In addition to the foregoing, upon the occurrence of an Event of Default, Mortgagor shall pay monthly in advance to Mortgagee or to any receiver appointed to collect said rents the fair and reasonable rental value for Mortgagor’s use and occupation of the Property, and upon default in any such payment Mortgagor shall vacate and surrender the possession of the Property to Mortgagee or to such receiver. If Mortgagor does not vacate and surrender the Property then Mortgagor may be evicted by summary proceedings.

8.3. Seizure and Sale of Property. In the event that Mortgagee elects to commence appropriate Louisiana foreclosure proceedings under this Mortgage, Mortgagee may cause the Property, or any part or parts thereof, to be immediately seized and sold whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand upon or notifying Mortgagor, all of which are expressly waived. The unpaid balance of any judgment shall bear interest at the greater of (a) the statutory rate provided for judgments, or (b) the rate borne by the Tranche A Loans. Without limiting the foregoing, Mortgagee may foreclose this Mortgage and exercise its rights as a secured party for all or any portion of the Liabilities which are then due and payable, subject to the continuing lien of this Mortgage for the balance not then due and payable. In case of any sale of the Property by judicial proceedings, the Property may be sold in one parcel or in such parcels, manner or order as Mortgagee in its sole discretion may elect. Mortgagor, for itself and anyone claiming by, through or under it, hereby agrees that Mortgagee shall in no manner, in law or in equity, be limited, except as herein provided, in the exercise of its rights in the Property or in any other security hereunder or otherwise appertaining to the Liabilities or any other obligation secured by this Mortgage, whether by any statute, rule or precedent which may otherwise require said security to be marshalled in any manner and Mortgagor, for itself and others as aforesaid, hereby expressly waives and releases any right to or benefit thereof. The failure to make any tenant a defendant to a foreclosure proceeding shall not be asserted by Mortgagor as a defense in any proceeding instituted by Mortgagee to collect the Liabilities or any deficiency remaining unpaid after the foreclosure sale of the Property.

8.4. Confession of Judgment. For purposes of foreclosure under Louisiana executory process procedures, Mortgagor confesses judgment and acknowledges to be indebted unto and in favor of Mortgagee, up to the full amount of the Secured Amount, in principal, interest, costs, expenses, attorneys’ fees and other fees and charges. Mortgagor further confesses judgment and acknowledges to be indebted unto and in favor of Mortgagee in the amount of all advances that Mortgagee may make on Mortgagor’s behalf pursuant to this Mortgage, together with interest thereon. To the extent permitted under applicable Louisiana law, Mortgagor additionally waives:

(a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days’ delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three (3) days’ delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above.

8.5. Keeper. Should any or all of the Property be seized as an incident to an action for the recognition or enforcement of this Mortgage, by executory process, sequestration, attachment, writ of fieri facias or otherwise, Mortgagor hereby agrees that the court issuing any such order shall, if requested appoint Mortgagee, or any agent designated by Mortgagee, or any person or entity named by Mortgagee at the time such seizure is requested, or any time thereafter, as Keeper of the Property as provided under La. R.S. 9:5136, et seq. Such a Keeper shall be entitled to reasonable compensation. Mortgagor agrees to pay the reasonable fees of such Keeper, which are hereby fixed at $150.00 per hour, which compensation to the Keeper shall also be secured by this Mortgage in the form of a future advance as provided herein. Mortgagor agrees to promptly deliver to any such Keeper all Leases, Rents, contracts, documents, financial data and other information requested by such Keeper in connection with the Property and, without limiting the foregoing, Mortgagor hereby authorizes Mortgagee to deliver to any such Keeper any or all of the Leases, Rents, contracts, documents, data and information in Mortgagee’s possession relating to the Property.

8.6. Declaration of Fact. Should it become necessary for Mortgagee to foreclose under this Mortgage, all declarations of fact, which are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. 9:3509.1, La. R.S. 9:3504(D)(6) and La. R.S. 10:9-508, where applicable.

8.7. Separate Sale of Mortgagor’s Rights Following Default. Should one or more Events of Default occur or exist under this Mortgage, Mortgagee shall have the additional right, at its sole option, to separately sell the aforesaid Mortgagor’s Rights, or any part or parts thereof, at private or public sale, at such price or prices as Mortgagee may deem best, either for cash or for any other compensation, or on credit, or for future delivery, without the assumption of any credit risk. The sale of the aforesaid Rights may be without appraisement, the benefit of which is also expressly waived by Mortgagor. Mortgagee may exercise any other remedies with regard to Mortgagor’s Rights as may be authorized under the Louisiana Commercial Laws (La. R.S. 10:9-101, et seq.).

8.8. Automatic Transfer of Rights. In the event of foreclosure under this Mortgage, or other transfer of title or assignment of the Property, or any part or parts thereof, in lieu of payment of the Liabilities and the Secured Amount whether in whole or in part, all policies of insurance and other Rights applicable to the foreclosed upon or transferred Property shall automatically inure to the benefit of and shall pass to the purchaser(s) or transferee(s) thereof, subject to the rights of the purchaser(s) or transferee(s) to reject such insurance coverage and/or Rights at its or their sole option and election.

8.9. Specific Performance. Mortgagee may, in addition to the foregoing remedies, or in lieu thereof, in Mortgagee’s sole discretion, commence an appropriate action against Mortgagor seeking specific performance of any covenant contained herein, or in aid of the execution or enforcement of any power herein granted. Mortgagee may institute any one or more actions of mortgage foreclosure against all or any part of the Property, or take such other action at law, equity or by contract for the enforcement of this Mortgage and realization on the security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Liabilities. The unpaid balance of any judgment shall bear interest at the greater of (a) the statutory rate provided for judgments, or (b) the rate borne by the Tranche A Loans. Without limiting the foregoing, Mortgagee may foreclose this Mortgage and exercise its rights as a secured party for all or any portion of the Liabilities which are then due and payable, subject to the continuing lien of this Mortgage for the balance not then due and payable. In case of any sale of the Property by judicial proceedings, the Property may be sold in one parcel or in such parcels, manner or order as Mortgagee in its sole discretion may elect. Mortgagor, for itself and anyone claiming by, through or under it, hereby agrees that Mortgagee shall in no manner, in law or in equity, be limited, except as herein provided, in the exercise of its rights in the Property or in any other security hereunder or otherwise appertaining to the Liabilities or any other obligation secured by this Mortgage, whether by any statute, rule or precedent which may otherwise require said security to be marshalled in any manner and Mortgagor, for itself and others as aforesaid, hereby expressly waives and releases any right to or benefit thereof. The failure to make any tenant a defendant to a foreclosure proceeding shall not be asserted by Mortgagor as a defense in any proceeding instituted by Mortgagee to collect the Liabilities or any deficiency remaining unpaid after the foreclosure sale of the Property.

8.10. Rights as a Secured Party. Mortgagee shall have, in addition to other rights and remedies available at law or in equity, the rights and remedies of a secured party under the Code. Mortgagee may elect to foreclose such of the Property as then comprise fixtures pursuant either to the law applicable to foreclosure of an interest in real estate or to that applicable to personal property under the Code. To the extent permitted by law, Mortgagor waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

8.11. Excess Monies. Mortgagee may apply on account of the Liabilities any unexpended monies still retained by Mortgagee that were paid by Mortgagor to Mortgagee: (a) for the payment of, or as security for the payment of taxes, assessments or other governmental charges, insurance premiums, or any other charges; or (b) to secure the performance of some act by Mortgagor.

8.12. Other Remedies. Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not any other Liabilities shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of mortgage foreclosure, or any other action, for any default by Mortgagor existing at the time the earlier action was commenced. In addition, Mortgagee shall have the right to set-off all or any part of any amount due by Mortgagor to Mortgagee under any of the Liabilities, against any indebtedness, liabilities or obligations owing by Mortgagee in any capacity to Mortgagor, including any obligation to disburse to Mortgagor any funds or other property on deposit with or otherwise in the possession, control or custody of Mortgagee.

8.13. Attorney-In-Fact. Mortgagor hereby constitutes Mortgagee its attorney-in-fact with full power of substitution to take possession of the Property upon any Event of Default and, as Mortgagee in its sole discretion deems necessary or proper, to execute and deliver all instruments required by Mortgagee to accomplish the disposition of the Property; this power of attorney is a power coupled with an interest and is irrevocable while any of the Liabilities are outstanding.

8.14. Waiver. Mortgagor waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property, (b) all rights of reinstatement, redemption, valuation, appraisement, homestead, moratorium, exemption, extension, stay of execution, notice of election to mature or declare due the whole of the Liabilities in the event of foreclosure of the liens hereby created, (c) all rights and remedies which Mortgagor may have or be able to assert by reason of the laws of the State of Louisiana pertaining to the rights and remedies of sureties, and (d) any rights, legal or equitable, to require marshaling of assets or to require foreclosure sales in a particular order. Without limiting the generality of the preceding sentence, Mortgagor, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Mortgage, hereby irrevocably waives, to the extent permitted by law, any and all rights of reinstatement or redemption from sale or from or under any order, judgment or decree of foreclosure of this Mortgage or under any sale pursuant to any statute order decree or judgment of any court. Mortgagor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Mortgage, hereby expressly waives and releases all rights to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshaled upon any foreclosure of this Mortgage or of any other security for any of said indebtedness. Mortgagee shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Mortgagee shall have the right to determine the order in which any or all portions of the Liabilities are satisfied from the proceeds realized upon the exercise of the remedies provided herein, in accordance with the applicable provisions of the Tranche A Security Agreement.

9. NO LIABILITY ON MORTGAGEE. Notwithstanding anything contained in this Mortgage, Mortgagee shall not be obligated to perform or discharge, and does not undertake to perform or discharge, any obligation, duty or liability of Mortgagor, whether under this Mortgage, under any of the Leases, under any Contract or under any other Property, and Mortgagor shall and does hereby agree to indemnify against and hold Mortgagee harmless of and from: any and all liabilities, losses or damages which Mortgagee may incur or pay under or with respect to any of the Property or under or by reason of its exercise of rights hereunder; and any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Property or in any of the contracts, documents or instruments evidencing or creating any of the Property. Mortgagee shall not have responsibility for the control, care, management or repair of the Property or be responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Property resulting in loss, injury or death to any tenant, licensee, employee, stranger or other person. No liability shall be enforced or asserted against Mortgagee in its exercise of the powers herein granted to it, and Mortgagor expressly waives and releases any such liability. Should Mortgagee incur any such liability, loss or damage under any of the Leases or under or by reason hereof, or in the defense of any claims or demands, Mortgagor agrees to reimburse Mortgagee within ten (10) days after demand for the full amount thereof, including costs, expenses and reasonable attorneys’ fees. Notwithstanding the foregoing, Mortgagee shall not be released of liability nor entitled to be indemnified by Mortgagor for any liability, loss or damage to the extent arising from any act or omission of Mortgagee after Mortgagee takes physical possession of the Property or becomes owner of the Property.

10. MORTGAGEE’S RIGHT TO DIRECTLY COLLECT AND RECEIVE PROCEEDS AND PAYMENTS BEFORE OR AFTER DEFAULT. Mortgagee shall have the right, at its sole option and election, at any time following an Event of Default, to directly collect and receive all proceeds and/or payments arising under or in any way accruing from the Property, as such amounts become due and payable. In order to permit the foregoing, Mortgagor unconditionally agrees to deliver to Mortgagee, immediately following demand, any and all of Mortgagor’s records, ledger sheets, and other documentation, in the form requested by Mortgagee, with regard to the Property and any and all proceeds and/or payments applicable thereto. Mortgagee shall have the further right, upon an Event of Default, where appropriate and within Mortgagee’s sole discretion, to file suit, either in Mortgagee’s own name or in the name of Mortgagor, to collect any and all proceeds and payments that may then and/or in the future be due and owing under and/or as a result of Mortgagor’s ownership of the Property. Where it is necessary for Mortgagee to attempt to collect any such proceeds and/or payments from the obligors therefor, Mortgagee may compromise, settle, extend, or renew for any period (whether or not longer than the original period) any obligation or indebtedness thereunder or evidenced thereby, or surrender, release, or exchange all or any part of said obligation or indebtedness, without affecting the liability of Mortgagor under this Mortgage, Credit Agreement or Other Documents. To that end, Mortgagor hereby irrevocably constitutes and appoints Mortgagee as its attorney-in-fact, coupled with an interest and with full power of substitution, to take any and all such actions and any and all other actions permitted hereby, either in the name of Mortgagor or Mortgagee.

11. PROTECTION OF MORTGAGEE’S SECURITY RIGHTS. Subject to the Permitted Exceptions, Mortgagor will be fully responsible for any losses that Mortgagee may suffer as a result of anyone other than Mortgagee asserting any rights or interest in or to the Property and/or Mortgagor’s Rights collaterally assigned and pledged hereunder. Mortgagor agrees to appear in and to defend all actions or proceedings purporting to affect Mortgagee’s security interests in any of the Property and/or Rights subject to this Mortgage and any of the rights and powers granted Mortgagee hereunder. In the event that Mortgagor fails to do what is required of it under this Mortgage, or if any action or proceeding is commenced naming Mortgagee as a party or affecting Mortgagee’s security interests or the rights and powers granted under this Mortgage, then Mortgagee may, without releasing Mortgagor from any of its obligations under this Mortgage, do whatever Mortgagee believes to be necessary and proper within its sole discretion to protect the security of this Mortgage, including without limitation making advances on Mortgagor’s behalf as provided herein. Should the reappraisal of the Property occur, whether to comply with appropriate regulatory requirements or otherwise, Mortgagor agrees to pay the costs of such appraisal or reappraisals or to reimburse Mortgagee for the costs thereof.

12. INDEMNIFICATION OF MORTGAGEE. Mortgagor agrees to indemnify, to defend and to save and hold Mortgagee harmless from any and all claims, suits, obligations, damages, losses, costs, expenses (including, without limitation, Mortgagee’s reasonable attorney’s fees), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever that may be asserted against or incurred by employees, and agents arising out of or in any manner occasioned by this Mortgage and the exercise of the rights and remedies granted Mortgagee hereunder. The foregoing indemnity provisions shall survive the cancellation of this Mortgage as to all matters arising or accruing prior to such cancellation and the foregoing indemnity shall survive in the event that Mortgagee elects to exercise any of the remedies as provided under this Mortgage following default hereunder; provided, however, the foregoing indemnification shall not apply to any act or omission occurring after Mortgagee has taken possession of or become the owner of the Property.

13. EXECUTION OF ADDITIONAL DOCUMENTS. Mortgagor agrees to execute all additional documents, instruments and agreements that Mortgagee may deem to be necessary within its reasonable discretion, in form and substance reasonably satisfactory to Mortgagee, to keep this Mortgage in effect, to better reflect the true intent of this Mortgage, and to consummate fully all of the transactions contemplated hereby and by any other agreement, instrument or document heretofore, now or at any time or times hereafter executed by Mortgagor and delivered to Mortgagee.

14. MISCELLANEOUS.

14.1. Notices. All notices and communications under this Mortgage shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in the preamble of this Mortgage. Notice shall be deemed to have been given and received: (a) if by hand delivery, upon delivery; (b) if by mail, three (3) business days after the date first deposited in the United States mail; and (c) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

14.2. No Property Manager Lien. Any property management agreement for or relating to all or any part of the Property, whether now in effect or entered into hereafter by Mortgagor or on behalf of Mortgagor, shall contain a subordination provision whereby the property manager forever and unconditionally subordinates to the lien of this Mortgage any and all mechanic’s lien rights and claims that it or anyone claiming through or under it may have at any time pursuant to any statute or law. Such property management agreement or a short form thereof, including such subordination, shall, at Mortgagee’s request, be recorded with the office of the recorder of deeds for the county in which the Property is located. Mortgagor’s failure to cause any of the foregoing to occur shall constitute an Event of Default under this Mortgage.

14.3. Remedies Cumulative. The rights and remedies of Mortgagee as provided in this Mortgage, in the Credit Agreement or in any Other Document shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Mortgagee at law or in equity. The failure, at any one or more times, of Mortgagee to assert the right to declare the Liabilities due, grant any extension of time for payment of the Liabilities, take other or additional security for the payment thereof, release any security, change any of the terms of the Credit Agreement or any of the Other Documents, or waive or fail to exercise any right or remedy under the Credit Agreement or any Other Document shall not in any way affect this Mortgage or the rights of Mortgagee.

14.4. No Implied Waiver. Mortgagee shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Mortgagee, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

14.5. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Mortgage shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

14.6. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Mortgage shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns and are intended and shall be held to be real covenants running with the land; provided, however, that, except in connection with a transfer expressly permitted by the Credit Agreement or consented to in writing by Mortgagee, this Mortgage cannot be assigned by Mortgagor without the prior written consent of Mortgagee, and any such assignment or attempted assignment by Mortgagor shall be void and of no effect with respect to Mortgagee.

14.7. Modifications. This Mortgage may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Mortgagee may release, regardless of consideration, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests evidenced by this Mortgage, the Credit Agreement or the Other

Documents or affecting the obligations of Mortgagor or any other party to pay the Liabilities or perform and discharge the Liabilities.

14.8. Governing Law. This Mortgage shall be governed, construed, interpreted and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law, except as to matters relating to the creation, perfection and enforcement of the liens on and security interests in the Property (including, without limitation, requests for injunctive relief or appointment of a receiver) which shall be governed by the laws of the state where the Property is located.

14.9. Non-Merger. In the event Mortgagee shall acquire title to the Property by conveyance from Mortgagor or as a result of foreclosure, this Mortgage shall not merge in the fee estate of the Property but shall remain and continue as an existing and enforceable lien for the Liabilities secured hereby until the same shall be released of record by Mortgagee in writing.

15. STATE SPECIFIC PROVISIONS.

15.1. Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article and the other terms and conditions of this Mortgage, the terms and conditions of this Article shall control and be binding.

15.2. Future Advances. Without limiting any other provision of this Mortgage, Mortgagee may make future advances and this Mortgage shall also secure repayment of any future advances made by Mortgagee and the unpaid balances of other advances made, with respect to the Property, for the payment of taxes, assessments, maintenance, charges, insurance premiums or costs similar or dissimilar incurred for the protection of the Property or for the lien of this Mortgage, expenses incurred by Mortgagee, or advances made under a construction loan, if any, to enable the completion of the improvements for which the construction loan was originally made.

15.3. Tax Identification Number. Mortgagor hereby represents and warrants to Mortgagee that Mortgagor’s Federal Tax Identification Number is 86-0699193.

[Signature page follows]

THUS DONE AND PASSED, on the day, month and year first written above in the presence of the undersigned Notary and the undersigned competent witnesses, who hereunto sign their names with Mortgagor after reading of the whole.

WITNESSES:		MORTGAGOR: WINCUP HOLDINGS, INC.

/s/ Caroline J. Williamson		By:	/s/ Michael T. Kennedy
Name:	Caroline J. Williamson		Name:	Michael T. Kennedy
			Title:	President and CEO

/s/ Victoria W. O’Rourke
Name:	Victoria W. O’Rourke
/s/ Susan E. Dear
NOTARY PUBLIC

(SEAL)

MY COMMISSION EXPIRES: January 8, 2009

Notarial Seal

Susan E. Dear, Notary Public

Bethel Twp., Delaware County

My commission expires January 8, 2009

SCHEDULE A

Legal Description

That certain real property located in the City of Shreveport, Caddo Parish, State of Louisiana, having a street address of 7501 East Trammel Drive, Shreveport, Louisiana 71108, more particularly described as follows:

A TRACT OF LAND in Sections 26 and 27, township 17 North, Range 14 West, and being part of 163.477 acre tract acquired by the Southwestern Town Lot Corporation, Caddo Parish, Louisiana, and being more particularly described as follows:

Commencing at a found nail in the intersection of the centerline of Valley View Drive and the centerline of Trammel Drive as shown on the plat of South Industrial Park Second Filing as recorded in Conveyance Book 1200, page 231, records of Caddo Parish, Louisiana, thence run South 14° 17’ 39” West with the centerline of Trammel Drive a distance of 40 feet to a point; thence run South 75° 10’ East a distance of 30 feet to a point on the East right of way line of Trammel Drive and the South right of way line of Valley View Drive for the True Point of Beginning; thence run South 75° 10’ East with the South right of way line of Valley View Drive a distance of 328.77 feet to a set iron rod marking the point of curve of a curve to the right; thence continue with said right of way line and said curve having a radius of 533.68 feet, a central angle of 67° 50’ 42” an arc length of 631.94 feet to a set iron rod being the intersection of the West right of way line of Valley View Drive with the centerline of an existing Railroad Spur projected Eastward; thence run North 75° 06’ 36” West with said Railroad Spur a distance of 819.93 feet to a point in the East right of way line of Trammel Drive; thence run North 14° 17’ 39” East with said right of way line a distance of 331.63 feet to the Point of Beginning.